UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2024

iWALLET CORP

(Exact name of registrant as specified in its charter)

NV	000-56347	27-1830013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Ryland St., Ste. 200A Reno, NV		89502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(858) 610-2958

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2024, iWallet Corporation (the “Company”) filed with the State of Nevada a Certificate of Amendment to its Articles of Incorporation, increasing the Company’s authorized capital stock from 75,000,000 shares to 170,000,000 shares, divided into (i) 150,000,000 shares of $0.001 par value per share common stock; and (ii) 20,000,000 shares of $0.001 par value per share preferred stock, with the rights, designations and privileges of the preferred stock to be set by the Board of Directors.

The foregoing description of the Certificate of Amendment is qualified in its entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to Articles of Incorporation, filed May 15, 2024

104	Cover Page Interactive Data File (embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWALLET CORP

Date: May 16, 2024

By: /s/ Steven Cabouli
Steven Cabouli
Chief Executive Officer